Exhibit 10.11

EASTMAN CHEMICAL COMPANY

                                     EASTMAN UNIT PERFORMANCE PLAN
                              (amended and restated effective December 1, 2011)

ARTICLE 1. PURPOSE

Total cash compensation for all Company employees, including Plan participants, is intended to be competitive with pay in the applicable labor market and in the chemical industry for similar jobs when target levels of performance are achieved. The Eastman Unit Performance Plan ("UPP", or the "Plan") is a variable compensation plan for management level individuals at Eastman Chemical Company (the "Company") and subsidiaries of the Company, as recommended by the Chief Executive Officer ("CEO"))  and as designated by the Compensation and Management Development Committee (the "Committee") of the Board of Directors. It is designed to deliver a portion of annual cash compensation according to corporate and organizational unit performance and the attainment of individual objectives and expectations. The UPP is intended to provide an incentive for superior business and individual performance, and to tie the interests of management-level individuals to the performance of the Company's businesses and, thereby, the interests of the Company and its stockholders.

ARTICLE 2. SUMMARY OF PLAN DESIGN

The UPP is designed so that a pool of dollars ("Award Pool") is generated for each major functional organization (a "Unit") within the Company. For purposes of this plan, the CEO shall be a participant in the CEO Unit Award Pool, and the Committee shall be the "head" and "management" of the CEO Unit.

A Unit Award Pool will be determined by multiplying, for each participant in a Unit:

1)	Each participant’s annual base pay rate on December 31 of the year in which Company and Unit performance is measured (the “Performance Year”), times

2)	The participant’s “UPP Target Award Percentage”, which is a target award percentage, expressed as a percentage of annual base rate, and determined by the participant’s salary grade, times

3)
A “Unit Performance Factor”, expressed as a percentage and determined by pre-set corporate and/or specified organizational unit (“Business Group Units”) performance goals. Generally, the Performance Factor can range from 0%, if performance goals are not met, up to the maximum performance factor of 200% for each UPP measure.

UPP Target Award Percentages are established by the Committee for executive officers of the Company.   UPP Target Award Percentages for Plan participants other than executive officers are determined by the CEO and reviewed by the Committee.

The performance goals and correlative Performance Factors for each Unit will be established as soon as practicable, either prior to the beginning of each Performance Year or as soon as reasonably determinable at the beginning of the Performance Year. The performance goals and correlative Performance Factors are established by the Committee, based (in all cases except for the CEO) upon the recommendation of the CEO.

Exhibit 10.11

At the end of each Performance Year, the Committee will certify performance in relation to the pre-established performance goals, thereby determining the Performance Factor and Award Pool for each Unit. The CEO, after consultation with the Company executive officers with management responsibility for the affected Units, will determine whether, in his discretion, any adjustments to the amounts of any of the Unit Award Pools is appropriate. Once the amount of each Unit Award Pool has been determined within each Unit, management will exercise discretion in allocating the Award Pool for individual payouts. The payouts will be based on the attainment of individual objectives and expectations established at the beginning of such Performance Year by Unit management for each individual participant. Maximum potential for an individual award could exceed an individual’s assigned UPP Target Award Percentage multiplied by the Unit Performance Factor, based on management's assessment of individual performance. However, except in the case of the CEO Unit Award Pool and the Unit Award Pool for the executive officers, the sum of all individual awards cannot exceed the sum of all Unit Award Pools. As the Committee approves executive officer awards and determines the CEO award, it may, in its discretion, adjust the CEO Unit Award Pool and the Unit Award Pool for the executive officers. Any adjustment to these Unit Award Pools will result in an adjustment to the sum of all Unit Award Pools for the Company.

ARTICLE 3. ELIGIBILITY AND PARTICIPATION

3.01 General Eligibility

The UPP is designed for management-level individuals who have an impact on the financial performance of the Company. Prior to or at the time performance goals are established for a Performance Year, the Committee, upon the recommendation of the CEO, will confirm in writing the eligibility criteria for participation in the UPP for such Performance Year and the portion of each participant's total annual compensation that is variable under the Plan.
To be eligible to participate in the Unit Performance Plan, employees are not participants in other group short-term incentive plans such as, but not limited to, the Variable Incentive Plan, Sales Variable Compensation Plan, Dynaloy Variable Incentive Pay Plan, or other similar plans, unless approved by the Vice-President Global Human Resources.

3.02  Mergers, Acquisitions, and Joint Ventures

Participation in the UPP for individuals who become employees of the Company during the Performance Year as a result of a merger, acquisition, or joint venture or other business combination and are appointed to positions eligible for UPP will be subject to the approval of the Vice-President Global Human Resources (or, in the case of Executive Officers,  the approval of the Compensation Committee of the Board of Directors .)

Exhibit 10.11

3.03 New Participants and Job Changes During the Performance Year

Individuals who are appointed to positions eligible for UPP participation during the Performance Year will be eligible to receive a UPP award based on the discretion of Unit management. Each participant's “Target UPP Variable Pay”, is calculated as, 1) his or her annual base pay rate on 12/31, 2) multiplied by his or her UPP Target Award Percentage, 3) multiplied by the Unit Performance Factor(s) and will be allocated to a Unit Award Pool based upon the following process:

I.	The Performance Year will be divided into monthly intervals.

II.
Anyone promoted into UPP or who changes UPP participation level at any time during the performance year will have a portion of his/her Target UPP Variable Pay allocated to a Unit Award Pool based on the number of participating months during the performance year (participation as of the end of the month will be credited as an entire month).

III.
Anyone who moves to another variable pay program at any time during the performance year will have a portion of his/her Target UPP Variable Pay allocated to a Unit Award Pool based on the number of participating months during the performance year (participation as of the end of the month will be credited as an entire month).

3.04 Terminations or Removal from All Variable Pay Programs

In the event an eligible participant (1) retires, (2) dies, (3) becomes disabled under the Eastman Long-Term Disability Plan, (4) terminates employment as a result of, pursuant to, or in connection with layoff, special separation, divestiture, or similar circumstances or (5) is removed from this program and does not become a participant in any other short-term incentive or variable pay program, such person's Target UPP Variable Pay will be allocated to his or her Unit's Award Pool for such Performance Year based on the number of participating months during the performance year (participation as of the end of the month will be credited as an entire month). He/she will be eligible to receive a UPP award for such Performance Year at the sole discretion of the Unit management.

Participants who terminate employment with the Company for reasons other than those specified under this Section 3.03 will be credited to a Unit Award Pool and be eligible to receive an award under the UPP only if they were actively employed on the last scheduled workday of the Performance Year.

ARTICLE 4. PERFORMANCE YEAR AND PERFORMANCE GOALS

4.01 Performance Year

The Plan's Performance Year shall be the calendar year beginning on January 1 and ending on December 31.

4.02 Performance Goals

Each year, the CEO will recommend to the Committee performance goals for each Unit for a given Performance Year. Such performance goals may be for one or more Units, for the Company as a whole, or for a combination of one or more Units and the Company. Either by the first day of the Performance Year, or such later date as is practicable, the Committee shall establish in writing, with respect to the Performance Year, a target objective(s) with respect to such performance goals and formulae or methods for computing the applicable Performance Factor(s) based on the extent to which such performance goals are attained. Performance Factors can range from 0%, if performance goals are not met, to the maximum performance factors for each UPP measure. Performance goals for each measure may be based upon any quantitative and objectively determinable business or financial criteria, alone or in combination, as the CEO and the Unit heads shall deem appropriate.

Exhibit 10.11

Once established, performance goals for a particular Performance Year can only be modified during the Performance Year in the event of a change in the business, operations, corporate structure, capital structure, method of conducting business, or other events or circumstances which render the performance goals unsuitable. Any modification of performance goals during the Performance Year requires the approval of the Committee.

ARTICLE 5. AWARD DETERMINATION

5.01  Certification of Performance

As soon as practicable following the availability of performance results for the completed Performance Year, the Committee shall certify performance in relation to the pre-established goals, thereby determining the Performance Factor(s) and Award Pools for each Unit. To the extent the performance goals are expressed in standard accounting terms, they shall be measured according to generally accepted accounting principles as in existence on the date on which the performance goals are established and without regard to any changes in such principles after such date.

In determining whether the performance goals have been met, to the extent that such goals are expressed in terms of financial performance, the Committee may adjust the financial results for a Performance Year to exclude the effect of unusual charges or income items or other events which are distortive of financial results for the Performance Year. Notwithstanding actual performance, the Committee may, in its sole discretion, adjust the amounts of the Unit Award Pools to reflect overall Company performance and business and financial conditions.

5.02  Calculation of Unit Award Pool and Individual Awards; Report to Committee

Based upon Company and/or Unit performance against the performance goals, the Performance Factors are determined as provided in Sections 4.02 and 5.01. The amount generated for each Unit Award Pool will equal the aggregate of the Target UPP Variable Pay for each eligible participant in the Unit. The CEO, after consultation with the Company executive officers with management responsibility for the affected Units, will determine whether, in his discretion, any adjustments to the amounts of any of the Unit Award Pools is appropriate. Once the amount of each Unit Award Pool has been determined within each Unit, management shall have the sole discretion to allocate the Unit Award Pool among eligible participants, based on objective or subjective assessments of the participants' achievement of preestablished goals and expectations for the Performance Year. If the sum of individual awards as allocated by the Unit management within a particular Unit exceeds the Award Pool amount for that Unit, the Unit management shall make adjustments to individual awards to account for the difference. In certain circumstances (e.g. participants transferring between Units), however, awards in a Unit may exceed the Unit Award Pool. As a result, corresponding adjustments must be made to another Unit Award Pool. The sum of all individual awards shall not exceed the sum of all Unit Award Pools for the Company. Final allocations of the Unit Award Pools shall be reported to the CEO, who shall report the UPP results to the Committee. The Committee shall approve the UPP award amounts for all executive officers of the Company, and shall determine the UPP Award amount for the CEO. As the Committee approves executive officer awards and determines the CEO award, it may, in its discretion, adjust the CEO Unit Award Pool and the Unit Award Pool for the executive officers. Any adjustment to these Unit Award Pools will result in an adjustment to the sum of all Unit Award Pools for the Company.

ARTICLE 6. PAYMENT OF AWARDS

UPP award payments shall be made by the 15th day of March for performance in the previous Performance Year., based upon the Unit management's allocation of awards from the Unit Award Pools.

Exhibit 10.11

ARTICLE 7. SALARY ADJUSTMENTS AND BENEFITS

7.01  Salary Adjustment Upon Entry Into the UPP

The UPP is a variable compensation program whereby participants may earn compensation based upon corporate, organizational, and individual performance. New participants to the Plan are immediately administered on the appropriate rate schedule for their assigned salary grade. This may reduce or eliminate promotional increases, depending upon the person's pay position in the rate range of the new salary grade. Subsequent salary treatment will depend upon pay/performance relationships for their assigned grade.

7.02  Salary Conversion Upon Withdrawal From the UPP

In unusual circumstances when it is necessary for an individual to be removed from the Plan, the individual's base salary and target annual cash compensation will be reviewed to ensure competitiveness with pay in the applicable labor market and in the chemical industry for similar jobs when target levels of performance are achieved. Should the removal from the Plan involve a reduction in salary grade, base salary in the new salary grade will be selected based upon the individual's applicable training and experience.

7.03  Relationship to Benefits

The UPP award payout is considered in calculating the basis for calculation of certain benefits. For participants who are U. S.-based employees, base salary, the actual UPP payout (if applicable), the actual Annual Performance Plan (“APP”) payout (if applicable), and the actual Eastman Performance Plan (“EPP”) payout (if applicable), are included in calculating retirement benefits. For, Participants who are non-U.S.-based employees, generally retirement benefits are calculated using only base salary plus amounts earned under the UPP,  and APP, and EPP; however, some countries have different rules concerning the pay that must be counted in calculating retirement benefits, and non-U.S. based employees should contact their human resources representatives if they have questions.

ARTICLE 8. OTHER TERMS AND CONDITIONS

8.01  Claims

No person shall have any legal claim to be granted an award under the Plan. Except as may be otherwise required by law, payouts under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary. Plan payouts shall be payable from the general assets of the Company and no participant shall have any claim with respect to any specific assets of the Company.

8.02  No Employment Rights

Neither the UPP nor any action taken under the UPP shall be construed as giving any employee the right to be retained in the employ of the Company or to maintain any participant's compensation at any level.

8.03  Withholding

For Participants who are U.S.-based employees, the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the participant's OASDI and MEDI obligation) required by law to be withheld. For Participants who are non-U. S. based employees, the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy all applicable foreign and local taxes required by law to be withheld.

Exhibit 10.11

ARTICLE 9. ADMINISTRATION

9.01  Power and Authority of the Committee

The Committee shall have full power and authority to administer and interpret the provisions of the Plan and to adopt such rules, regulations, agreements, guidelines, and instruments for the administration of the Plan and for conduct of its business as the Committee deems appropriate or advisable. The Committee sets and interprets policy, confirms the individual participants in the UPP and the amounts of variable pay under the UPP, establishes annual performance measures and performance goals, certifies the extent to which performance goals were satisfied under the Plan, and approves the UPP award amounts to participants who are executive officers of the Company.

9.02  Committee's Delegation of Authority

The Committee shall have full power to delegate to any officer or employee of the Company the authority to administer and interpret the procedural aspects of the Plan, subject to the Plan's terms, including adopting and enforcing rules to decide procedural and administrative issues.

9.03  Amending or Terminating the Plan

By action of the Committee, the Plan may be amended, modified, suspended, or terminated, in whole or in part, at any time for any reason.

9.04  Compliance

Payouts are subject to the provisions of the Plan and any applicable law or Company policy requiring reimbursement to the Company of certain incentive-based compensation following an accounting restatement due to material non-compliance by the Company with any financial reporting requirement or due to other events or conditions.

ARTICLE 10. PLAN AUDIT

The Vice-President Global Human Resources has responsibility for monitoring and reporting on the administration and effectiveness of the plan.  The Vice-President’s role is to provide independent, objective appraisal and guidance to both the Committee and the CEO, in the administration of the UPP.  Each year, the Vice-President will provide a formal review to the Committee and the CEO.